UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 2, 2016

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) On May 2, 2016, the Board of Directors of First Merchants Corporation (“First Merchants”) added the title of Chief Operating Officer to the responsibilities of Mark K. Hardwick, age 45. Mr. Hardwick’s new title will be Executive Vice President, Chief Financial Officer and Chief Operating Officer. Mr. Hardwick has been the Executive Vice President and Chief Financial Officer of First Merchants since 2005. There are no familial relationships between Mr. Hardwick and any other executive officer or director of First Merchants. There are no transactions in which Mr. Hardwick has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of the executive officers of First Merchants is appointed to serve until his successor is duly appointed or his earlier removal or resignation from office.

ITEM 8.01 OTHER EVENTS

On May 2, 2016, First Merchants Corporation issued a press release announcing the declaration of a cash dividend of $0.14 per share. The cash dividend is payable on June 17, 2016 to stockholders of record as of June 3, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the attached exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit 99.1	Press Release dated May 2, 2016 issued by First Merchants Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/Mark K. Hardwick
Mark K. Hardwick
Executive Vice President,
Chief Financial Officer
and Chief Operating Officer

Dated: May 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 2, 2016 issued by First Merchants Corporation